Exhibit 24.1

POWER OF ATTORNEY

     Each of the undersigned directors of National Interstate Corporation, an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (or such other form as may be applicable) under the Securities Act, as amended, with respect to this offering of securities, hereby constitutes and appoints Michael A. Schroeder, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ Alan R. Spachman Alan R. Spachman	Chairman of the Board and President (Principal Executive Officer)	02/17/05

/s/ Gary N. Monda Gary N. Monda	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	02/17/05

/s/ Theodore H. Elliott, Jr. Theodore H. Elliott, Jr.	Director	02/17/05

/s/ Gary J. Gruber Gary J. Gruber	Director	02/17/05

/s/ Keith A. Jensen Keith A. Jensen	Director	02/18/05

/s/ James C. Kennedy James C. Kennedy	Director	02/18/05

/s/ Donald D. Larson Donald D. Larson	Director	02/17/05

/s/ Joel Schiavone Joel Schiavone	Director	02/17/05

/s/ K. Brent Somers K. Brent Somers	Director	02/17/05